Exhibit 10


                    AMENDMENT TO INTERIM MERCHANT AGREEMENT

BANK:     Household Bank (SB), N.A.     MERCHANT:    Heilig-Meyers Company
          1111 Town Center Drive                     12560 West Creek Parkway
          Las Vegas, Nevada 89144                    Richmond, VA  23238
                                                     Facsimile No. ____________

This Second Amendment to Interim Merchant Agreement (Second Interim Amendment) is made and entered into as of the 21st day of December, 2000, by and between Household Bank (SB), N.A. (herein Household) and Heilig-Meyers Company, a Virginia corporation, debtor and debtor-in-possession (herein Merchant) and amends the Interim Agreement, dated September 13, 2000 and the Amendment to Interim Merchant Agreement dated November 14, 2000 (the First Amendment) by and between the parties.

        WHEREAS, the Bankruptcy Court entered an Order approving the Interim Agreement on September 13, 2000.

        WHEREAS, under its terms the Interim Agreement was scheduled to terminate 60 days after its Effective Date in the event the parties had not agreed to and executed a Definitive Agreement.

        WHEREAS, the First Amendment extended the scheduled termination date of the Interim Agreement from sixty (60) days to one hundred (100) days.

        WHEREAS, the parties are near agreement on the terms of a Definitive Agreement, but such agreement may not be finalized and executed prior to the extended scheduled termination date set forth in the First Amendment.

        WHEREAS, in order to finalize and execute the Definitive Agreement the parties have agreed to continue to operate pursuant to the Interim Agreement and desire to further amend and further extend the Interim Agreement.

        NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 15 of the Interim Agreement is hereby amended and modified to substitute one hundred thirty five (135) days or until the Definitive Agreement is executed and approved by the Bankruptcy Court, whichever comes first in lieu of one hundred (100) days in each and every instance in which it appears in said Section, as amended by the First Amendment.

All capitalized terms not otherwise defined herein shall have the same meaning afforded them in the Interim Agreement and the First Amendment.

Except as otherwise modified herein, the terms and conditions of the Interim Agreement and the First Amendment shall remain in full force and effect.

        IN  WITNESS   WHEREOF,   the  parties  have  caused   their   authorized
representatives to execute the Second Amendment to Interim Agreement as of the date set forth above.

BANK:                                           MERCHANT:

HOUSEHOLD BANK (SB), N.A.                       HEILIG-MEYERS COMPANY

By: /s/ Joseph W. Hoff                          By: /s/ David S. Herman
    ------------------------                        ------------------------

Print Name:  Joseph W. Hoff                     Print Name:  David S. Herman

Title:  Vice President                          Title: Senior Vice President -
                                                       Credit

                                       33